CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form S-8 filed on or about August 24, 1999) pertaining to the 1998 Outside Directors' Stock Option Plan of Precision Auto Care, Inc. and to the incorporation by reference therein of our report dated October 12, 1998 with respect to the consolidated financial statements and schedule of Precision Auto Care, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Vienna, Virginia
August 24, 1999